Exhibit 10.2

THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS VISTAGEN THERAPEUTICS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

VISTAGEN THERAPEUTICS, INC.

Subordinate Convertible Promissory Bridge Note

U.S. $_________ Issuance Date:  April 1, 2014
 Maturity Date: March 31, 2015

FOR VALUE RECEIVED, VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of __________________ or any permitted holder of this Subordinate Convertible Promissory Bridge Note (the “Payee”), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of ______________________ ($____________), with interest on the unpaid principal balance hereof at a rate equal to ten percent (10%) per annum commencing on the date hereof, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Subordinate Convertible Promissory Bridge Note (this “Note”).  This Note is being issued pursuant to the terms and conditions of that certain Subscription Agreement, dated on or about the date hereof, by and between the Company and Payee (the “Subscription Agreement”).

This Note is not secured by any asset of the Company and is expressly subordinate, in payment and priority, to the payment of the several Senior Secured Convertible Promissory Notes issued by the Company to Platinum Long Term Growth VII LLC (the “Senior Lender”), together with any related obligations and any other promissory note that may, in the future, be issued to the Senior Lender and secured by the collateral granted to the Senior Lender pursuant to the terms of the Note Exchange and Purchase Agreement, dated as of October 11, 2012, by and between the Company and the Senior Lender.

1. Automatic Conversion of Principal and Interest; Cash Payment Option.

(a) Automatic Conversion. Subject to the Payee’s Cash Payment Option (as defined in Section 1(b) below) and Section 4 hereof, upon the closing by the Company of an equity or equity-based public offerings registered with (i) the U.S. Securities Exchange Commission (the “SEC”) or (ii) an equity or equity based private financing, or series of such financing transactions not registered with the SEC, in each case resulting, following the Issuance Date, in gross proceeds to the Company totaling at least $10,000,000 (a “Qualified Financing”), the outstanding principal amount of this Note together with all accrued and unpaid interest hereunder (the “Outstanding Balance”) shall be automatically converted, at the closing and on the same terms and conditions of the Qualified Financing, into such securities, including warrants of the Company, as are issued in the Qualified Financing (the “Qualified Financing Securities”), the number of which shall be determined as follows: (the Outstanding Balance as of the closing of the Qualified Financing x (1.25) / (the per security price of the securities sold in the Qualified Financing (valued at the lowest per share price if more than one transaction constitutes the Qualified Financing)), (the “Automatic Conversion Formula”); provided, however, that, no such automatic conversion shall occur with respect to a portion of the Note if conversion thereof would violate the terms of Section 4 hereof, in which case the Note shall be partially converted pursuant to the Automatic Conversion Formula to the extent not in violation of Section 4 hereof and any balance shall be repaid pursuant to the Cash Payment Option.

(b) Cash Payment in Lieu of Automatic Conversion.

(i)           Qualified Financing Notice.  In anticipation of, and prior to, the consummation of the Qualified Financing, and no later than five (5) business days prior to the date on which the Company intends to consummate the Qualified Financing, the Company shall deliver a notice to the Payee in accordance with Section 13 of this Note (the “Qualified Financing Notice”) stating (i) its bona fide intention to consummate the Qualified Financing, and (ii) the principal terms upon which it proposes to consummate the Qualified Financing;

(ii)           Cash Payment.  In lieu of automatic conversion of the Outstanding Balance upon the closing of the Qualified Financing in accordance with Section 1(a) above, the Payee may, at its option, elect to receive a cash payment from the Company (the “Cash Payment Option”) equal to the Outstanding Balance as of the date of payment as satisfaction of the obligations of the Company under the Note (the “Cash Payment”) by delivering written notice to the Company no later than three (3) business days after receipt of the Qualified Financing Notice by the Payee (the “Cash Payment Notice”).  If the Payee elects to exercise the Cash Payment Option, the Company shall deliver the Cash Payment to the Payee upon, and as a condition to, the consummation of the Qualified Financing;

2. Issuance of Warrants.  In consideration of the loan evidenced by this Note, upon the execution and delivery of this Note, the Company shall issue to the Payee Common Stock Warrants to purchase 250,000 shares of the Company’s common stock in the form attached as Exhibit A (the “Warrant”).

3. Voluntary Conversion of Principal and Interest. Subject to the terms and conditions of this Section 3 and provided this Note remains outstanding, at any time and from time to time, the Payee shall have the right, at the Payee’s option, to convert all or a portion of the Outstanding Balance (the “Conversion Option”) into such number of fully paid and non-assessable shares of the Company’s common stock (the “Common Stock”) as is determined in accordance with the following formula: (the portion of the Outstanding Balance as of the date of the exercise of the Conversion Option being converted) / $0.50 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like).  If the Payee desires to exercise the Conversion Option, the Payee shall, by personal delivery or nationally-recognized overnight carrier, surrender the original of this Note and give written notice to the Company (the “Conversion Notice”), which Conversion Notice shall (a) state the Payee’s election to exercise the Conversion Option, and (b) provide for a representation and warranty of the Payee to the Company that, as of the date of the Conversion Notice, the Payee has not assigned or otherwise transferred all or any portion of the Payee’s rights under this Note to any third parties.  The Company shall, within 3 business days thereafter, issue and deliver to the Payee the number of Common Stock to which the Payee shall be entitled upon exercise of the Conversion Option.

4. Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in this Note, at no time may the Payee convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Payee at such time, would result in the Payee, together with its affiliates,  beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time (the “9.9% Threshold”); provided, however, that upon the Payee providing the Company with at least 61 days’ notice pursuant that the Payee would like to waive this Section 4 with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 4 shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

5. [Reserved].

6. Principal and Interest Payments.

(a) The Company shall repay the entire principal balance then outstanding under this Note on March 31, 2015 (the “Maturity Date”) unless earlier converted or repaid pursuant to the terms hereof.

(b) Interest on the outstanding principal balance of this Note shall accrue at a rate of ten percent (10%) per annum commencing on the date hereof, compounding monthly, which interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days.  All accrued and unpaid interest due under this Note shall be payable on the Maturity Date by the Company in cash unless earlier converted or repaid pursuant to the terms hereof.  Furthermore, upon the occurrence of an Event of Default (as defined below), then to the extent permitted by applicable law, the Company will pay interest to the Payee on the then outstanding principal balance of the Note from the date of the Event of Default until this Note is paid in full at the rate of twenty-four percent (24%) per annum.

(c) Without the prior written consent of the Payee, the Company may not prepay principal and accrued interest hereunder.

7. Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

8. Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Company shall fail to make the payment of any principal amount outstanding for a period of ten (10) days after the date such payment shall become due and payable hereunder; provided, however, that the Company shall have ten (10) days to cure any such default; or

(b) the Company shall fail to make the payment of any accrued and unpaid interest for a period of ten (10) days after the date such interest shall become due and payable hereunder; provided, however, that the Company shall have ten (10) days to cure any such default; or

(c) any material breach by the Company of any representations or warranties or covenants or other obligations of the Company hereunder or in the Subscription Agreement or Warrant; or

(d) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, as amended (the “Bankruptcy Code”) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, or (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic); or

(e) a proceeding or case shall be commenced in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) consecutive days.

9. Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, declare by written notice to the Company, the entire unpaid principal balance of this Note together with all interest accrued and unpaid hereon, due and payable without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company may exercise or otherwise enforce any one or more of the Payee’s rights, powers, privileges, remedies and interests under this Note or applicable law.  No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

10. Replacement.  Upon receipt of a duly executed and notarized written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

11. Parties in Interest; Transferability.  This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred, sold, pledged, hypothecated or otherwise granted as security by the Payee, in the Payee’s sole discretion, without the prior written consent of the Company.

12. Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

13. Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Address of the Payee:	___________________________________
___________________________________
___________________________________

Address of the Company:                                   VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Attention: Chief Executive Officer
Tel. No.: (650) 577-3600

14. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

15. Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

16. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate.  Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

17. Failure or Delay Not Waiver.  No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

18. Enforcement Expenses.  The Company agrees to pay all reasonable costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

19. Binding Effect.  The obligations of the Company and the Payee set forth herein shall be absolute and binding upon the successors and permitted assigns of each such party.

20. Compliance with Securities Laws.  The Payee acknowledges and agrees that this Note and the securities issuable upon the conversion of this Note, is being, and will be, acquired solely for the Payee’s own account and not as a nominee for any other party, and for investment purposes only and not with a view to the resale or distribution of any part thereof, and that the Payee shall not offer, sell or otherwise dispose of this Note or the securities issuable upon the conversion of this Note other than in compliance with applicable federal and state laws.  The Payee understands that this Note and the securities issuable upon the conversion of this Note are “restricted securities” under applicable federal and state securities laws and that such securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Payee, by its acceptance hereof, represents and warrants to the Company that the Payee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.  This Note and any Note issued in substitution or replacement therefore, and the securities issuable upon the conversion of this Note, shall be stamped or imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS VISTAGEN THERAPEUTICS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

21. Severability.  The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

22. Consent to Jurisdiction.  Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 13 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 22 shall affect or limit any right to serve process in any other manner permitted by applicable law.

23. Waivers.  Except as otherwise specifically provided herein, the Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and does hereby consent to any number of renewals or extensions of the time for payment hereof and agrees that any such renewals or extensions may be made without notice and without affecting its liability herein, AND DOES HEREBY WAIVE TRIAL BY JURY.  No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

24. Assignment.  The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

VISTAGEN THERAPEUTICS, INC.

By:
Name:
Title: